Exhibit 3.2

FILED#  C3497-96
       ---------

    JUN 07 1999

 IN THE OFFICE OF
    Dean Heller
    DEAN HELLER
SECRETARY OF STATE

     CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
       (Before Payment of Capital or Issuance of Stock)

        I, Hans U. Bothmann (Sole Original Incorporator), certify that:

  They constitute at least two-thirds of the original incorporators of Eagle Golf Corp. (C3497-96), a Nevada corporation.

        1. The original Articles were filed in the Office of the Secretary of State on February 20, 1996.

        2. As of the date of this certificate, no stock of the corporation has been issued.

        3. They hereby adopt the following amendments to the articles of incorporation of this corporation:


             ARTICLE 3 is amended to read as follows:



            "The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common Stock and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions."


                                       /s/ Hans U. Bothmann
                                       --------------------
                                       Hans U. Bothmann


                        )
     County of Clark    )
     State of Nevada    )
                        )

     This instrument was acknowledged before me on this Thursday, June 03, 1999, by the Hans U. Bothmann.



     /s/ Matthew J. Blevins                NOTARY PUBLIC
     -------------------------            STATE OF NEVADA
     (Notary Public Signature)            County of Clark
                                         MATTHEW J. BLEVINS
                                            No: 98-0220-1
                               My appointment Expires Jan. 14, 2002

                                   (AFFIX NOTARY STAMP OR SEAL)